UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])
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Citizens Financial Services, Inc. (Name of Registrant as Specified in Its Charter)

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CITIZENS FINANCIAL SERVICES, INC.
15 South Main Street
Mansfield, Pennsylvania 16933-1590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Citizens Financial Services, Inc. (the “Company”) will be held at 12:00 noon, local time, on Tuesday, April 19, 2011 at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901, for the following purposes:

1.	To elect three Class 3 directors to serve for three-year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Record holders of the Company’s common stock at the close of business on February 28, 2011 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.  A list of shareholders entitled to vote at the Annual Meeting will be available at Citizens Financial Services, Inc., 15 South Main Street, Mansfield, Pennsylvania 16933-1590, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                    BY ORDER OF THE BOARD OF DIRECTORS,

                   /s/ Randall E. Black

                    Randall E. Black
                    Chief Executive Officer and President

March 10, 2011
Mansfield, Pennsylvania

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum.  Shareholders of record may vote their proxies by mail, by Internet, by telephone, or in person.  Voting instructions are printed on your proxy card or vote authorization.   A printed proxy card for the Annual Meeting and a self-addressed envelope will be mailed to all shareholders of record on March 21, 2011.   No postage is required if mailed in the United States.

_____________________________________________________________________________________________

PROXY STATEMENT
OF
CITIZENS FINANCIAL SERVICES, INC.
_____________________________________________________________________________________________

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Financial Services, Inc., (the “Company”), a Pennsylvania corporation headquartered at 15 South Main Street, Mansfield, Pennsylvania 16933-1590, to be used at the Annual Meeting of Shareholders.  The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania 16901 on Tuesday, April 19, 2011 at 12:00 noon, local time.  This Proxy Statement and the enclosed proxy card are being first made available on March 10, 2011 to shareholders of record as of February 28, 2011.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on February 28, 2011.  As of the close of business on February 28, 2011, a total of 2,887,367 shares of common stock were outstanding.  Each share of common stock has one vote.

Attending the Meeting

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us by mail or by voting via the Internet or by telephone vote or to vote in person at the meeting.

If you are the beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of your ownership of such stock to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of the Company’s common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum.  The Annual Meeting will be held only if there is a quorum.  A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting.

Votes Required for Proposals.  In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the Annual Meeting.  The term “plurality” means that the three nominees for Class 3 directors receiving the largest number of votes cast will be elected as Class 3 directors.

In voting for the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants (“S.R. Snodgrass, A.C.”), as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  This proposal will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting by all shareholders entitled to vote, assuming a quorum is present.

How We Count Votes.  If you return valid proxy instructions, vote via the Internet, vote by telephone, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.  In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions and broker non-votes, if any, will have no effect on the proposal.

Voting By Proxy

The Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of the Company’s common stock to be represented at the Annual Meeting by the persons named in the proxy card.  All shares of common stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card or as indicated when you vote via the Internet or telephone.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	“FOR” THE ELECTION OF THREE CLASS 3 DIRECTORS TO SERVE FOR THREE-YEAR TERMS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED; AND

•	“FOR” RATIFICATION OF S.R. SNODGRASS, A.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares.  The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a signed later dated proxy, vote on a later date via the Internet, vote on a later date by telephone, or attend the meeting and vote your shares in person.  Please note all votes cast via the Internet or by telephone must be cast prior to 11:59 p.m. Eastern Time on April 18, 2011.  Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

The Company’s Board of Directors currently consists of ten members, all of whom are independent under the listing standards of the Nasdaq Stock Market, except for Mr. Black, who is Chief Executive Officer and President of the Company and First Citizens National Bank (the “Bank”).  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this Proxy Statement under the heading “Transactions with Related Persons,” including the fact that Director van der Hiel’s daughter is an employee of the Bank and loans or lines of credit that the Bank has directly or indirectly made to Directors Coolidge, Freeman, van der Hiel, Dalton, Graham, Kosa, Landy, Chappell, Black and DePaola.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, R. Lowell Coolidge serves as Chairman of the Board of Directors.  Mr. Coolidge is independent under the listing requirements of the Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.   The Board periodically meets in executive session without management present.  Topics for discussion may include the evaluation of the Chief Executive Officer & President, management succession planning and such other matters as they may deem appropriate.  In 2010 the Board held three executive sessions.

Code of Ethics

The Company and its wholly-owned subsidiary, the Bank, have adopted a Code of Ethics that is designed to ensure that the Company’s and Bank’s directors, executive officers and employees meet the highest standards of ethical conduct.  The Code of Ethics requires that the Company’s and Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s and Bank’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

Committees of the Board of Directors

The following table identifies the members of our Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees as of February 28, 2011.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., except for Mr. Black, the Company’s Chief Executive Officer and President, who serves on the Governance and Nominating Committee.  Based on the number of independent directors currently serving on the Governance and Nominating Committee, the Company believes that the functions of this committee are sufficiently performed by the current members.  The Board’s Audit and Examination, Compensation/Human Resource, and Governance and Nominating Committees each operate under a written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Corporate Governance section of our website (www.firstcitizensbank.com).

Director	Audit and Examination Committee	Compensation/ Human Resource Committee	Governance and Nominating Committee
Randall E. Black			X
Robert W. Chappell		X
R. Lowell Coolidge			X
Mark L. Dalton	X	X	X*
Rinaldo A. DePaola		X	X
Thomas E. Freeman	X		X
Roger C. Graham, Jr.	X
E. Gene Kosa	X*
R. Joseph Landy		X*

Number of Meetings in 2010	6	6	3

* Denotes Chairperson

Audit and Examination Committee.  The Audit and Examination Committee oversees the Company's accounting and financial reporting processes.  It meets periodically with the independent registered public accounting firm, management and the internal auditors to review accounting, auditing, internal control structure and financial reporting matters.  The Audit and Examination Committee does not have an “audit committee financial expert.”  However, the Board of Directors believes that each Audit and Examination Committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The report of the Audit and Examination Committee required by the rules of the Securities and Exchange Committee is included in this proxy statement.  See “Report of the Audit and Examination Committee.”

Compensation/Human Resource Committee. The Compensation/Human Resource Committee is responsible for all matters regarding the Company’s and Bank’s employee compensation and benefit programs.  As a basis for determining compensation, the Committee examines information from a peer group of banks relative to performance and compensation.  The peer group for performance and compensation analysis consists primarily of community banks and thrifts in Pennsylvania and New York with total assets between $500 million and $1 billion.  The Chief Executive Officer and President also provides input to the Board of Directors regarding the performance of the executive officers who directly report to him.

Governance and Nominating Committee. The Governance and Nominating Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines that should be adopted by the Company and monitoring compliance with these policies and guidelines.  In addition, the Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, considering the candidates recommended by shareholders for Board membership, and recommending to the Board the director nominees for election at the next Annual Meeting of Shareholders.  It manages the Board’s annual review of its performance and recommends director candidates for each committee for appointment by the Board.  The procedures of the Governance and Nominating Committee required to be disclosed by the rules of the Securities and Exchange Committee are set forth below.

In order to improve director effectiveness, each year each director evaluates every other director on an anonymous basis using a set of extensive performance criteria.  Beginning in 2011, the results of those evaluations will be collected and analyzed by a third party service.

Governance and Nominating Committee Procedures

Minimum Qualifications.  The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Articles and Bylaws, and must meet any qualification requirements set forth in any Board or committee governing documents.  In particular, to encourage directors to demonstrate confidence and support of the Company, the Board of Directors has adopted a stock ownership requirement whereby effective 2012, each Company non-employee director shall beneficially own an amount of Company common stock equal to the greater of (1) three times the previous year’s cash retainer, based on the previous December 31st Company common stock price or (ii) 1,000 shares.  Newly appointed or elected non-employee directors shall have up to 36 months to accumulate the minimum number of qualifying shares.

The Governance and Nominating Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, geographies, size of the Board of Directors and regulatory disclosure obligations.  Further, when identifying nominees to serve as director, the Governance and Nominating Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; equity ownership in the Company; and independence.

Process for Identifying and Evaluating Nominees. The process the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Bank’s local communities.  The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above.  The Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation.  In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, the Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Shareholders.  It is the policy of the Governance and Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors.  The Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Governance and Nominating Committee does not perceive a need to increase the size of the Board of Directors.  In order to avoid the unnecessary use of the Governance and Nominating Committee’s resources, the Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Secretary of the Company at the main office of the Company:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on the Company’s books, of such person, and number of shares of common stock of the Company owned by such person; provided, however, that if the person is not a registered holder of the Company’s common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of the Company’s common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of Shareholders, the recommendation must be received by the Governance and Nominating Committee at least 120 calendar days prior to the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting, advanced by one year.

Meetings of the Board of Directors

The Board of Directors oversees all of the Company’s business, property and affairs.  The Chairman of the Board and the executive officers keep the members of the Board informed of the Company’s business through discussions at Board meetings and by providing them reports and other materials.  During 2010, the Company’s Board of Directors held nine regular meetings.  Each of the directors attended at least 75% of aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

 Meetings of the Advisory Board

Advisory boards are composed of well respected people from the community, the office manager and a non-voting member of the Board of Directors.  The Board member serves as a communication link to share, with the advisory board, the appropriate information occurring at Board of Directors’ meetings, as well as communicating to the Board of Directors advisory board issues and suggestions.  Advisory boards meet monthly.  A fee of $185 is paid for attendance at the monthly advisory board meeting.

Attendance at the Annual Meeting

The Company expects its directors to attend annual meetings of shareholders.  All directors attended the 2010 Annual Meeting of Shareholders.

STOCK OWNERSHIP

The following table sets forth, as of February 28, 2011, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Company’s outstanding common stock so owned.  A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock Beneficially Owned
R. Lowell Coolidge P.O. Box 41 Wellsboro, Pennsylvania 16901	185,023 (1)	6.4%

(1)	Mr. Coolidge beneficially owns 149,505 shares individually, and his remaining 35,518 shares are held by his spouse.

The following table sets forth the information concerning the number of shares of Company common stock beneficially owned, as of February 28, 2011, by each present director, nominee for director, named executive officer in the compensation table set forth later in this proxy statement and by all directors and executive officers as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Randall E. Black	12,347 (1)	*
Robert W. Chappell	3,336 (2)	*
R. Lowell Coolidge	185,023 (3)	6.4%
Mark L. Dalton	2,353 (4)	*
Rinaldo A. DePaola	4,704 (5)	*
Thomas E. Freeman	1,442	*
Roger C. Graham, Jr.	27,280	*
Mickey L. Jones	4,034 (6)	*
E. Gene Kosa	1,806 (7)	*
R. Joseph Landy	11,535 (8)	*
Terry B. Osborne	5,444 (9)	*
Rudolph J. van der Hiel	15,153 (10)	*
Executive Officers and Directors as a Group (17 persons)	283,788 (11)	9.8%

* Less than 1%.

(1)
Mr. Black beneficially owns 1,025 shares individually, 7,885 shares jointly with his spouse and 260 shares are held by his spouse.  Also includes 3,177 shares of restricted stock for which Mr. Black has voting but not investment power.

(2)	Mr. Chappell beneficially owns 1,995 shares individually, 1,184 shares jointly with his mother, and his remaining 157 shares are held jointly with a friend.

(3)	Mr. Coolidge beneficially owns 149,505 shares individually, and his remaining 35, 518 shares are held by his spouse.

(4)	Of the 2,353 beneficially owned shares, 1,125 shares are pledged as collateral on a loan.

(5)	Mr. DePaola beneficially owns 3,661 shares jointly with his spouse, 811 shares are held by his spouse, and his remaining 232 shares are held by his spouse as custodian for their son.

(6)	Mr. Jones beneficially owns 1,811 shares and 714 shares are held by his spouse. Also includes 1,509 shares of restricted stock for which Mr. Jones has voting but not investment power.

(7)	Mr. Kosa beneficially owns 1,729 shares jointly with his spouse, 57 shares in an investor club, and his remaining 20 shares are held by his spouse.

(8)	Mr. Landy beneficially owns 7,594 shares individually, 3,512 jointly with his spouse, and his remaining 429 shares are held as custodian for a child.

(9)
Mr. Osborne beneficially owns 3,679 shares jointly with his spouse.  Also includes 1,765 shares of restricted stock for which Mr. Osborne has voting but not investment power.  Of the 3,679 beneficially owned shares, 3,477 shares are pledged as collateral on a loan.

(10)	Mr. van der Hiel beneficially owns 13,499 shares individually, 22 shares jointly with his spouse, and his remaining 1,632 shares are held by his spouse.

(11)	Includes 2,921 shares of restricted stock beneficially owned by executive officers not individually listed in the table for which the executive officer has voting but not investment power.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members. The Board is divided into three classes with three-year staggered terms, known as Class 1, Class 2 and Class 3.  The Class 3 directors elected at this Annual Meeting will serve for three-year terms.   The Class 1 and Class 2 directors will continue to serve for one and two years, respectively, in order to complete their three-year terms.

The Board of Directors fixed the number of directors in Class 3 at three and has nominated R. Lowell Coolidge, Randall E. Black, and Rinaldo A. DePaola for election as Class 3 directors to hold office for three-year terms to expire at the 2014 Annual Meeting of Shareholders or until their successors are duly elected and qualified.  These nominees are currently directors of the Company.

Unless you indicate on your proxy card, or by telephone vote, or via the Internet that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees.  If any nominee is unable to serve, the persons named on the proxy card would vote your shares to approve the election of any substitute nominee proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors recommends that you vote “FOR” the election of the Board’s nominees.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Ages are as of February 28, 2011.

Nominees for Election as Class 3 Directors – Terms Expire in 2014

R. Lowell Coolidge is an attorney-at-law with the firm of Walrath and Coolidge, located in Wellsboro, Pennsylvania.  Mr. Coolidge’s 41 years expertise as partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Coolidge holds more than 5% of the Company’s outstanding shares and he has been Chairman of the Company and Bank since 1998.  Age 70.  Director of the Company and the Bank since 1984.

Randall E. Black has served as the Chief Executive Officer and President of the Company and the Bank since April 2004, and prior to 2004 was the Chief Financial Officer for the Bank.  Mr. Black’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which the Bank serves afford the Board valuable insight regarding the business and operation of the Bank.  Mr. Black’s knowledge of the Company’s and Bank’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Chief Executive Officer and President.  Age 44.  Director of the Company and the Bank since 2004.

Rinaldo A. DePaola is an attorney-at-law with the firm of Griffin, Dawsey, DePaola & Jones located in Towanda, Pennsylvania.  Mr. DePaola’s 26 years expertise as a partner in a local law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. DePaola’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 55.  Director of the Company and the Bank since 2006.

Continuing Class 1 Directors – Terms Expire in 2012

E. Gene Kosa is a partner in EDKO Farms, an agricultural production and service business located in Ulysses, Pennsylvania.  Mr. Kosa has successfully managed an agricultural business for 36 years.  As a business owner, Mr. Kosa has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Kosa is Chairman of the Audit and Examination Committee.  Age 64.  Director of the Company and of the Bank since 2001.

R. Joseph Landy is an attorney-at-law with the firm of Landy & Landy located in Sayre, Pennsylvania.  Mr. Landy’s 32 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Landy’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Mr. Landy is Chairman of the Compensation/Human Resource Committee.  Age 56.  Director of the Company and the Bank since 2001.

Roger C. Graham, Jr. is retired from Graham Construction and Excavating.  Mr. Graham owned and operated Graham Construction & Excavating for 20 years.  As a retired, successful business owner, Mr. Graham has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Graham is Chairman of the Credit Committee.  Age 55.   Director of the Company and the Bank since 2001.

Robert W. Chappell is an attorney-at-law with the firm of van der Hiel, Chappell & Loomis located in Mansfield and Rome, Pennsylvania.  Mr. Chappell’s 16 years expertise as a partner in a law firm and his involvement in business and civic organizations in the communities in which the Bank serves provide the Board valuable insight.  Mr. Chappell’s years of providing legal counsel and operating a law office position him well to continue to serve as a director for the Company.  Age 44.  Director of the Company and the Bank since 2006.

Continuing Class 2 Directors – Terms Expire in 2013

Rudolph J. van der Hiel is, as of August 2005, in an “of Counsel” capacity for the Law Offices of van der Hiel, Chappell & Loomis located in Mansfield and Rome, Pennsylvania.  Mr. van der Hiel is a part time Episcopal priest for various churches in Ontario, Canada, and Pennsylvania and retired attorney-at-law with the Law Offices of van der Hiel & Chappell.  Mr. van der Hiel’s 38 years of providing legal counsel and operating a law office, as well as his community involvement through his church affiliations, position him well to continue to serve as a director for the Company.  Mr. van der Hiel has been Vice Chairman of the Company and Bank since November 2009.  Age 71.  Director of the Company since 1984 and director of the Bank since 1975.

Mark. L. Dalton is a retired independent consultant/producer for Gannon Associates, an insurance company in Towanda, Pennsylvania.  Mr. Dalton has 32 years of business experience, both as a business owner and consultant.  As a retired business owner, Mr. Dalton has a knowledgeable skill set that positions him well to continue to serve as a director for the Company.  Mr. Dalton is Chairman of the Governance and Nominating Committee.  Age 56.  Director of the Company since 1998 and director of the Bank since 1997.

Thomas E. Freeman is regional manager with the company Blue Ridge Communications in Mansfield, Pennsylvania.  Mr. Freeman has worked in business for 31 years.  His business expertise and involvement in numerous civic and philanthropic organizations provide valuable insight to the Board and position him well to serve as a director for the Company.  Age 51.  Director of the Company and the Bank since 2010.

Executive Officers Who Are Not Directors

Name	Age as of February 28, 2011	Principal Occupation for Past Five Years
Gregory J. Anna	49	Vice President, Technology & Operations since 2007. Prior to 2007 was Assistant Vice President, Data Operations Manager for the Bank since 2002. Mr. Anna is the husband of Kathleen M. Campbell.
Kathleen M. Campbell	50	Senior Vice President, Marketing and Training Manager for the Bank since 2002. Ms. Campbell is the wife of Gregory J. Anna.
Mickey L. Jones	50
In April 2010 was named Executive Vice President, Chief Operating Officer, and Chief Financial Officer for the Company and Bank.  Prior to 2010 was Executive Vice President and Chief Financial Officer for the Company and Bank since 2007.  Prior to 2007 was Senior Vice President, Chief Financial Officer and Treasurer of the Company and Bank since June 2004.  Previously was Director of Finance and Claims for Keystone Health Plan Central, Inc.

Robert B. Mosso	40	Vice President, Wealth Management Division Manager since 2004. Prior to 2004 was a Trust Officer for the Bank. President of First Citizens Insurance Agency, Inc.
Terry B. Osborne	57
In November 2010 was named Executive Vice President, Chief Credit Officer and Secretary of the Company and Bank.  Previously was Executive Vice President and Secretary of the Company and Bank since December 1991 and September 1983, respectively.

Cynthia T. Pazzaglia	52	Vice President, Human Resources Manager for the Bank since 1999.
Jeffrey L. Wilson	49	In October 2010 was named Chief Lending Officer. Prior to 2010 was a Vice President, Business Development Officer since September 1987 for the Bank.

Executive officers are elected annually and serve at the discretion of the Board.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Examination Committee of the Board of Directors has appointed S.R. Snodgrass, A.C. to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by shareholders.  A representative of S.R. Snodgrass, A.C. will be present at the Annual Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If ratification of the appointment of the auditor is not approved by a majority of the votes cast by shareholders at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit and Examination Committee of the Board of Directors.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent registered public accounting firm for fiscal year 2011.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2010 and 2009, respectively, by S.R. Snodgrass, A.C., Certified Public Accountants:

	Year Ended December 31,
	2010	2009
Audit Fees (1)	$84,718	$97,755
Audit-Related Fees	-	-
Tax Fees (2)	$10,800	$10,400
All Other Fees (3)	$56,298	$47,812
TOTAL	$151,816	$155,967

(1)
Audit fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of compliance fees for the preparation of original tax returns. Tax fees also include fees relating to other tax advice, tax consulting and planning.

(3)	Other services consisted primarily of consulting services for the facilitating of strategic planning meetings and regulatory compliance reviews.

Policy on Audit and Examination Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditing Firm

The Audit and Examination Committee is responsible for appointing and overseeing the work of the independent auditing firm.  In accordance with its charter, the Audit and Examination Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditing firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit and Examination Committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by the independent auditing firm.  Management’s requests that particular services by the independent auditing firm be pre-approved under the auditor services policy must be specific as to the particular services to be provided.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2010, all audit and non-audit services were approved, in advance, by the Audit and Examination Committee in compliance with these procedures.

 Report of Audit and Examination Committee

The Audit and Examination Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit and Examination Committee discussed these matters with the Company’s independent auditing firm and with appropriate Company financial personnel and internal auditors. The Audit and Examination Committee also discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which are required for certain Company filings with the Securities and Exchange Commission.

The Audit and Examination Committee meets with the independent auditing firm, the internal auditors, the Chief Financial Officer and the Risk/Compliance Officer on a number of occasions, each of whom has unrestricted access to the Audit and Examination Committee.

The Audit and Examination Committee appointed S.R. Snodgrass, A.C. as the independent registered public accounting firm for the Company after reviewing the firm’s performance and independence.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent registered public accounting firm audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discussed with the Audit and Examination Committee any issues the independent auditing firm believed should be raised with the Audit and Examination Committee.

The Audit and Examination Committee reviewed with management and S.R. Snodgrass, A.C. the Company’s audited financial statements and met separately with both management and S.R. Snodgrass, A.C. to discuss and review those financial statements and reports prior to issuance.  Management has represented, and S.R. Snodgrass, A.C. has confirmed, to the Audit and Examination Committee, that the financial statements were prepared in accordance with U.S. generally accepted accounting principles.

The Audit and Examination Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, A.C.’s communications with the Audit and Examination Committee concerning independence, and has discussed with S.R. Snodgrass, A.C. its independence.  The Audit and Examination Committee also discussed with S.R. Snodgrass, A.C., Certified Public Accountants, matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit and Examination Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by S.R. Snodgrass, A.C., Certified Public Accountants, and discussed with the auditors their independence.

In reliance on these reviews and discussions referred to above, the Audit and Examination Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.  The Audit and Examination Committee and the Board have also recommended the selection of S.R. Snodgrass, A.C., Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

The Audit and Examination Committee
of Citizens Financial Services, Inc. and First Citizens National Bank

E. Gene Kosa  (Chairman)
Mark L. Dalton
Thomas E. Freeman
Roger C. Graham, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information for the year ended December 31, 2010, concerning the compensation of the Company’s principal executive officer and its two other most highly compensated executive officers (or executive officers of its subsidiaries) who served in such capacities at December 31, 2010 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Randall E. Black CEO & President of the Company and Bank	2010 2009	235,000 210,000	10,000 -	37,972 50,217	- 37,786	17,303 17,394	300,275 315,397
Terry B. Osborne Executive Vice President Chief Lending Officer & Secretary of the Company and the Bank	2010 2009	175,000 165,000	5,000 -	20,985 20,466	- 19,941	11,936 10,520	212,921 215,927
Mickey L. Jones Executive Vice President, Chief Operating Officer, CFO & Treasurer of the Company and Bank	2010 2009	150,000 140,000	5,000 -	18,510 19,410	- 18,276	8,978 7,670	182,488 185,356

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Board Accounting Standards Codification Topic 718 – Share Based Payment.  See “Outstanding Equity Awards Table” for the material terms of the 2010 grants.  For 2010, stock award amounts for Mr. Black represent  (i) grants of 5 shares of common stock and (ii) a grant of 1,410 restricted stock awards that vest in three equal annual installments commencing on April 12, 2011 made pursuant to the Company’s 2009 incentive program and granted in 2010.  For 2010, stock award amounts for Mr. Osborne represent  (i) grants of 30 shares of common stock and (ii) a grant of 744 restricted stock awards that vest in three equal annual installments commencing on April 12, 2011 made pursuant to the Company’s 2009 incentive program and granted in 2010.  For 2010, stock award amounts for Mr. Jones represent  (i) grants of 7 shares of common stock and (ii) a grant of 682 restricted stock awards that vest in three equal annual installments commencing on April 12, 2011 made pursuant to the Company’s 2009 incentive program and granted in 2010.   See “2006 Restricted Stock Plan” for other terms and conditions of restricted stock awards.

(2)
Represents awards earned by each executive under the Bank’s performance based annual incentive program.  See “Incentive Program” for a description of the material terms of the 2010 program and the criteria for receiving an incentive award.  Incentive awards for 2010 are expected to be determined by the end of March 2011.

Employment Agreement

On December 16, 2005, the Company and the Bank entered into an employment agreement with Randall E. Black, Chief Executive Officer and President of the Company and the Bank.  The employment agreement was amended and restated on September 19, 2006, and further amended on March 1, 2010.  The employment agreement provides for a three-year term, which automatically renews on June 1st of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to June 1st of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company or the Bank for cause, death or disability or if the agreement is terminated by Mr. Black.  The base salary is reviewed annually, but may not be reduced below the base salary in effect at the time of such review.  In addition to base salary, the employment agreement provides for, among other things, participation in various employee benefit plans as well as furnishing certain fringe benefits available to similarly-situated executive personnel.

The employment agreement provides for termination by the Company or the Bank for cause (as described in the agreement) at any time, death or disability.  If Mr. Black is terminated for cause, the Company shall pay Mr. Black his full annual base salary through the date of termination at the rate in effect at the time of termination and the Company and Bank shall have no further obligation to Mr. Black under the agreement.  If Mr. Black is terminated due to a disability, Mr. Black shall be entitled to the same benefit as provided by the Company’s long term disability plan.  Upon Mr. Black’s death, the employment agreement terminates automatically.  In the event that the Company or the Bank chooses to terminate Mr. Black’s employment for reasons other than for cause or, in the event of Mr. Black’s resignation from the Company or the Bank for good reason, the Company shall pay Mr. Black a lump sum amount equal to and no greater than two times Mr. Black’s base salary minus applicable taxes and withholdings. In addition, for a period of one year from the date of termination, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

Under the agreement, if Mr. Black delivers a notice of termination following a change in control (as defined in the agreement), Mr. Black shall be entitled to receive a lump sum amount equal to 2.99 times Mr. Black’s base salary.  In addition, for a period of 18 months from the date of termination or until Mr. Black secures substantially similar benefits through other employment, whichever shall occur first, Mr. Black shall receive a continuation of health care, life and disability insurance in effect during the one year prior to his termination.

The employment agreement provides for non-competition and non-solicitation (as described in the agreement) during the term of Mr. Black’s employment or for one year following the date of termination, as well as a restrictive covenant period (as described in the agreement), with the exception being Mr. Black may engage in the practice of public accounting.

Change in Control Agreements

On January 19, 2010, First Citizens National Bank and Citizens Financial Services, Inc. (as guarantor) entered into change in control agreements with each of Terry B. Osborne, Executive Vice President, and Mickey L. Jones, Executive Vice President.

Each agreement provides for a three-year term, which automatically renews on January 19th of each year to maintain a three-year term, unless either party notifies in writing the other party at least 90 days prior to January 19th  of such party’s intent not to renew the agreement beyond the existing term, or the agreement is terminated by the Company for cause, death or disability or if the agreement is terminated by the executive.

Under each agreement, if, within one year following a change in control (as defined in the agreement), the executive is involuntarily terminated, the executive’s title, responsibilities, or salary are reduced, or for reductions or changes in the executive’s duties, location of employment or benefits as set forth in the agreement, the executive shall be entitled to receive a lump sum amount equal to one time the executive’s base salary.  In addition, for a period of 18 months from the date of termination or until the executive secures substantially similar benefits through other employment, whichever shall occur first, the executive shall receive a continuation of health care, life and disability insurance in effect prior to his termination.

Retirement Benefits

Supplemental Executive Retirement Agreement.  On October 21, 2008, the Bank entered into a supplemental executive retirement agreement (the “SERP”) with its Chief Executive Officer and President, Randall E. Black, its Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, Mickey L. Jones, and its Executive Vice President, Chief Credit Officer and Secretary, Terry B. Osborne (collectively the “executives”). The SERP is effective as of January 1, 2008.

The SERP provides the executives with an annual retirement benefit, for 15 years, following separation from service (other than for cause) on or after attaining age 62. This retirement benefit equals a benefit percentage (16.4% for Mr. Black, 14.7% for Mr. Osborne and 13.6% for Mr. Jones) multiplied by the average annual cash compensation during the three completed calendar years preceding the termination of employment.  Subject to the terms of the SERP, the executive may elect to receive the retirement benefit in an actuarially equivalent lump sum payment.

If the executive separates from service prior to age 62 for reasons other than death, disability, termination for cause or following a change in control, he would receive the vested early retirement benefit based on the extent to which the annual retirement benefit described above should be accrued by the Bank under generally accepted accounting principles as of the date of termination. If the executive terminates employment due to disability, this benefit will be fully vested.  If the executive separates from service due to death or following a change-in-control of the Company but before the executive attains age 62, he or his beneficiary will receive the normal retirement benefit, regardless of his age at the time of separation from service or death.

Incentive Program

The Bank maintains a performance-based annual incentive program for the purpose of aligning the employee incentive goals with the Bank’s overall strategic plan which is approved by the Company’s Board of Directors.  The program’s incentive payments are based on three components:  corporate goals; departmental / branch goals; and individual performance.

For 2010, corporate goals consisted of return on equity compared with a regionalized peer group (using a three year average for 2010), return on assets compared with a regionalized peer group (using a three year average for 2010), earnings per share growth compared to both bank growth and a regionalized peer group (also using a three year average for 2010), bank performance ranking (as ranked in the FMC PA Bank Performance Report), efficiency ratio targets, credit quality targets, and regulatory performance measurements.  Departmental / branch goals included various measures, most notably loan and deposit growth, and branch profitability targets.  Departmental goals included various projects, strategic initiatives and work performance measurements.  The individual component was based upon the individual employee’s performance appraisal.  The program’s components have varying weights assigned as well as varying award opportunities based upon job function.  For purposes of the 2010 incentive, participants were measured on performance from January 1, 2010 through December 31, 2010.  For 2010, the weighting for Mr. Black’s incentive award was 70% corporate goals, 20% branch / departmental goals and 10% individual performance, with a maximum payout of 40% of eligible compensation.  For Messer’s Osborne and Jones, the weighting for 2010 was 60% corporate goals, 30% branch/departmental goals and 10% individual performance, with a maximum payout of 30% of eligible compensation.  For named executive officers, incentive payments are made in cash and in the form of restricted stock, which vest over a three year period.  For the named executive officers in 2010, the first 5% of eligible compensation will be distributed in cash, the second 5% of eligible compensation will be in the form of restricted stock and that the remaining portion of the incentive payments will be split equally between cash and restricted stock.  Incentive payments for 2010 are expected to be determined by the end of March 2011.  Stock incentive payments are subject to the terms and conditions of the 2006 Restricted Stock Plan once issued.

Outstanding Equity Awards

The following table sets forth information concerning stock awards granted under the 2006 Restricted Stock Plan that have not vested at December 31, 2010 for each of the Named Executive Officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Randall E. Black	3,177(2)	$117,549
Mickey L. Jones	1,509(3)	$55,833
Terry B. Osborne	1,765(4)	$65,305

(1)	Based upon the Company’s closing stock price of $37.00 on December 31, 2010.

(2)
Includes 1,410 shares that vest in three equal annual installments commencing on April 12, 2011, 1,290 shares that vest in two equal installments on March 27, 2011 and March 27, 2012, and 477 shares that will vest on April 30, 2011.

(3)
Includes 682 shares that vest in three equal annual installments commencing on April 12, 2011, 620 shares that vest in two equal installments on March 27, 2011 and March 27, 2012, and 207 shares that will vest on April 30, 2011.

(4)
Includes 744 shares that vest in three equal annual installments commencing on April 12, 2011, 751 shares that vest in two equal installments on March 27, 2011 and March 27, 2012, and 270 shares that will vest on April 30, 2011.

2006 Restricted Stock Plan

We maintain the 2006 Restricted Stock Plan (the “Plan”) for the purpose of attracting and retaining superior people and aligning our employees and non-employee directors with our shareholders interests.  Employees and non-employee directors are eligible to participate in the Plan.  The Compensation/Human Resource Committee administers the Plan and determines the terms and conditions of each restricted stock award, subject to the terms of the Plan.   In general, vesting of restricted stock awards under the Plan is tied to continued service and/or satisfaction of performance goals, however, a participant becomes fully vested in his or her outstanding restricted stock awards upon the occurrence of a “change in control” or upon the participant’s death, "disability" or “retirement” (as such terms are defined in the Plan).  In addition, if it deems it equitable under the circumstances, the Compensation/ Human Resource Committee may accelerate or waive any service requirement in the event that a participant terminates employment before such service requirement has been satisfied.  In general, the committee may not accelerate or waive performance-based vesting requirements.

Compensation of Directors

The following table sets forth information concerning the compensation of non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert W. Chappell	24,610	2,680	180	27,470
R. Lowell Coolidge	40,347	2,680	170	43,197
Mark L. Dalton	24,902	2,680	180	27,762
Rinaldo A. DePaola	22,770	2,680	180	25,630
Thomas E. Freeman	21,400	2,680	180	24,260
Roger C. Graham, Jr.	26,035	2,680	180	28,895
E. Gene Kosa	24,475	2,680	180	27,335
R. Joseph Landy	25,850	2,680	180	28,710
Rudolph J. van der Hiel	29,008	2,680	122	31,810

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Share Based Payment.  The amounts were calculated based upon the Company’s stock price of $26.80 on the date of grant.  For all directors, stock award amounts represent grants of 100 shares of common stock made under the 2009 directors’ incentive program and granted in 2010.  Director incentive stock grants for 2010 are expected to be determined by the end of March 2011.

The foregoing table reflects the following arrangements:

Fees.  Directors, except for Directors Coolidge, Black, and van der Hiel, received the following fees for services to the Company and the Bank: $325 for attending a board meeting, and strategic retreat or training session; $14,000 annual retainer; $125 per attended committee meeting; $150 for participation in a Board conference call if less than one hour in length, $200 for participation in a Board conference call if more than one hour in length; and $185 for attending an advisory board meeting.  Additionally, the committee chairperson of the Governance and Nominating Committee receives a $600 retainer; and committee chairpersons for Credit Committee, Audit and Examination Committee, and Compensation/Human Resource Committee receive a $1,200 retainer.   Director Dalton receives a $2,500 retainer for building/property guidance.  Director Coolidge, who serves as the Company’s and the Bank’s Chairman, and Director van der Hiel who served as the Company’s and Bank’s Vice Chairman received a fixed annual sum of $38,127 and $26,973, respectively, in lieu of all director’s fees in 2010.  Directors Coolidge and van der Hiel also receive an advisory board fee of $185 per attended meeting.

Deferred Compensation Plan.  Directors are permitted to defer their fees subject to provisions of the director’s deferred compensation plan.  The plan provides for the Bank to distribute funds to a director whenever he or she is no longer a member of the Board.

Life Insurance.  In addition to these fees, each director is provided a $100,000 life insurance benefit.  Once a director retires, insurance coverage continues but the benefit declines as the age of the retired director increases.  Total premiums paid in 2010 for life insurance on behalf of the current and retired directors was $1,966.

Stock Grants/Awards.  Pursuant to our 2006 Restricted Stock Plan, non-employee directors are eligible to receive an annual stock grant based on Company and Bank performance.  For 2009 and 2010 performance measures were based on return on equity compared with a regionalized peer group (using a three year average for 2010).  Director incentive payments for 2009 were awarded in March 2010, and incentive payments for 2010 are expected to be determined by the end of March 2011.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2010.

Transactions with Management

Loans and Extensions of Credit.  During 2010 certain directors, nominees, and executive officers or their associates received loans or commitments from the Bank.  These transactions were made in the ordinary course of the Bank's business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.  Total loans outstanding from the Bank at December 31, 2010, to the Company’s officers, directors and nominees as a group and members of their immediate families and companies in which they had an ownership interest of 5% or more was $3,080,259, or approximately 4.4% of the total equity capital of the Bank.  The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2011, to the above described group was $3,044,174.

The Company's policies require that any loan to a director that would cause his/her aggregate loan relationship to exceed $200,000 must be approved in advance by a majority of the disinterested members of the Board of Directors.  Any loan to an executive officer in the aggregate greater than $100,000 must be approved in advance by a majority vote of the Board of Directors.

At December 31, 2010, all Bank loans to related persons (as defined under Securities and Exchange Commission rules) were made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Proxy Statement.  The Company must receive proposals that shareholders seek to include in the Proxy Statement for the Company’s next Annual Meeting no later than November 11, 2011.  If next year’s Annual Meeting is held on a date more than 30 calendar days from April 19, 2012, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

SHAREHOLDER COMMUNICATIONS

The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Communications regarding financial or accounting policies may be made to the Chairman of the Audit and Examination Committee, E. Gene Kosa, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Other communications to the Board of Directors may be made to the Chairman of the Governance and Nomination Committee, Mark L. Dalton, at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.  Communications to individual directors may be made to such director at the principal office at First Citizens National Bank, 15 South Main Street, Mansfield, Pennsylvania 16933.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally, by email or by telephone without receiving additional compensation.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2010, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO PERSONS WHO WERE SHAREHOLDERS AS OF THE CLOSE OF BUSINESS ON FEBRUARY 28, 2011 UPON WRITTEN REQUEST TO MICKEY L. JONES, TREASURER, CITIZENS FINANCIAL SERVICES, INC., 15 SOUTH MAIN STREET, MANSFIELD, PENNSYLVANIA 16933-1590.

If you and others who share your address own shares in street name, your broker or other holder of record may be sending only one Annual Report on Form 10-K and Proxy Statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a shareholder residing at such an address wishes to receive a separate Annual Report on Form 10-K or Proxy Statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in street name and are receiving multiple copies of our Annual Report on Form 10-K and Proxy Statement, you can request householding by contacting your broker or other holder of record.

Our proxy materials are available over the Internet.  Go to the Website www.proxyvote.com, enter your 12 digit control number, in the center of the page, look for Links to 2010 Shareholder Materials, and then click either the Proxy Statement link or 10K Report link to view our proxy materials.  Alternatively, you may visit www.firstcitizensbank.com and click on Investor Relations.

                   BY ORDER OF THE BOARD OF DIRECTORS

                   /s/ Randall E. Black

                   Randall E. Black
                   CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mansfield, Pennsylvania
March 10, 2011

CITIZENS FINANCIAL SERVICES, INC.
C/O STOCKTRANS, A BROADRIDGE COMPANY
44 W. LANCASTER AVE
ARDMORE, PA 19003

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CITIZENS FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following Class 3 Directors:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) R. Lowell Coolidge
02) Randall E. Black
03) Rinaldo A. DePaola

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicated if you plan to attend the meeting and buffet luncheon	0	0

	Yes	No
1 Person	0	0
2 People	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M31462-P07382

REVOCABLE PROXY
CITIZENS FINANCIAL SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this proxy card appoints Terry B. Osborne and Robert B. Mosso, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse side, all of the shares of the common stock, $1.00 par value per share, of Citizens Financial Services, Inc. that the shareholder holds of record on February 28, 2011, at the Annual Meeting of Shareholders of Citizens Financial Services, Inc. to be held on April 19, 2011, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE PROPOSAL TO RATIFY ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Continued and to be signed on reverse side